JOSEPH I. EMAS
                                 ATTORNEY AT LAW
                             1224 Washington Avenue
                           Miami Beach, Florida 33139
                                 (305) 531-1174

August 22, 2005

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Division of Corporate Finance
Washington, D.C. 20549
Attn:  Blaise Rhodes

                Re:      OSK Capital II Corp. (the "Company")
                         Form 8-K filed on August 3, 2005
                         File No. 000-28793

To Blaise Rhodes:

Thank you for your comment on the Company's Form 8-K.

We have noted this comment and have revised the Form 8-K/A to reflect the requisite disclosure.

1. The disclosure shou1d also state whether during the registrant's two most recent fiscal years and any subsequent interim period through the date of registration, declination or dismissal there were any disagreements with the former accountants on any matter, accounting principals or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements(s) in connection with its reports. In the event of disagreement(s) and/or reportable event(s), provide specific disclosures required by Item 304(1)(iv) and (v) of Regulation SX.


We have noted this comment and have revised the Form 8-K/A to reflect the requisite disclosure.


2. To the extent you make changes to this Form 8-K to comply with our comments. Please obtain and file an updated Exhibit 16 letter from the former accountants stating whether the accountant agrees with the statements made in your revised Form 8-K.

We have noted this comment and have revised the Form 8-K/A to reflect the requisite disclosure.

Securities and Exchange Commission
August 22, 2005
Page 2

The Company hereby acknowledges:

o The Company is responsible for the adequacy and accuracy of the disclosure in the filings;

o Staff comments or changes to disclosure in response to staff comments in the filings reviewed by the staff do not foreclose the Commission from taking any action with respect to the filing; and

o The Company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.



Sincerely,

/s/ Joseph I. Emas

Joseph I. Emas
For the Company